Exhibit 99.1

Ampio Pharmaceuticals, Inc. Reincorporates as a Delaware Corporation, Effects Name Change, and Announces Change in Trading Symbol to “AMPE”

GREENWOOD VILLAGE, CO – March 30, 2010 – Ampio Pharmaceuticals, Inc. (OTCBB: AMPE, www.ampiopharma.com), announced it has received approval for a new stock trading symbol from FINRA Operations. Effective March 31, 2010, Ampio Pharmaceuticals, Inc. will trade under the symbol “AMPE”, and Ampio’s common stock will carry a new CUSIP number, 03209T 109. The symbol change follows the March 24 change in the company’s corporate name from Chay Enterprises, Inc. to Ampio Pharmaceuticals, Inc., and its reincorporation in Delaware.

The reincorporation will not result in any changes in the assets, operations or management of the company. The company’s common stock will continue trading, uninterrupted, under the new ticker symbol ‘AMPE’ on the over-the-counter bulletin board. Stock certificates currently held by the company’s stockholders represent ownership of the same number of shares of the Delaware corporation (and the same percentage ownership of the company) as they had represented in the Colorado corporation prior to the reincorporation. Stockholders do not need to exchange their stock certificates for new stock certificates, but they may elect to do so. Stockholders interested in exchanging their stock certificates should contact the company’s transfer agent at Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, Attention: Shari Humphreys, or at shumpherys@corporatestock.com.

“In less than one year, Ampio has gone from acquiring our intellectual property centered around new uses for previously approved drugs, to rounding out our management team, to becoming a public company, and to implementing our name change and change in corporate domicile,” said Don Wingerter, CEO of Ampio. “As we look forward to implementing the next steps in our strategic growth plan, we felt it was an appropriate time to reincorporate in Delaware with its highly predictable corporate environment.”

Ampio Pharmaceuticals, Inc. (www.ampiopharma.com) (OTCBB: AMPE) discovers and develops innovative proprietary drugs for metabolic disease, eye disease, kidney disease, and inflammation disease. The product pipeline includes new uses for previously approved drugs, some of which we expect will shortly start clinical trials, and new molecular entities (“NMEs”). By concentrating on development of new uses for previously approved drugs, approval timelines, costs and risk of clinical failure are reduced because these drugs have strong potential to be safe and effective while their shorter development times can significantly increase near-term value. A key strategy includes actively exploring partnership, licensing and other collaboration opportunities to maximize Ampio’s product development programs.

Safe Harbor Statement

This press release may contain forward-looking statements that involve risks and uncertainties, such as statements of Ampio’s plans, objectives, expectations and intentions. Forward-looking statements are generally identified by words, such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of Ampio to be materially different from those expressed or implied by forward-looking statements. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties. A discussion of factors affecting Ampio’s business and prospects is contained in Ampio’s periodic filings with the Securities and Exchange Commission, including Ampio’s Report on Form 8-K filed on March 8, 2010 with the Securities and Exchange Commission. Ampio undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.

Source:

Ampio Pharmaceuticals, Inc.